Exhibit (a)(3)

WITHDRAWAL LETTER

i2 TELECOM INTERNATIONAL, INC.

WITHDRAWAL OF PREVIOUSLY TENDERED ELIGIBLE WARRANTS PURSUANT TO THE OFFER TO EXCHANGE WARRANTS FOR SHARES OF COMMON STOCK

OR FOR REPRICING

DATED JULY 1, 2009

THE RIGHT TO WITHDRAW ELIGIBLE WARRANTS

TENDERED PURSUANT TO THE OFFER WILL COMMENCE ON JULY 1, 2009 AND

WILL EXPIRE AT 5:00 P.M., ATLANTA TIME,

ON JULY 31, 2009 UNLESS THE OFFER IS

EXTENDED BY i2 TELECOM INTERNATIONAL, INC.

Deliver to:

If by e-mail:	If by facsimile (fax):	If by mail:
parena@i2telecom.com	(770) 663-8282	i2 Telecom International, Inc. c/o Paul R. Arena 5070 Old Ellis Pointe, Suite 110 Roswell, GA 30076

The method you use to withdraw previously tendered eligible warrants must be the same method used previously to tender the eligible warrants.

If you previously accepted our offer to exchange your eligible warrants by delivering a Letter of Transmittal, but you would like to change your decision and withdraw your tendered eligible warrants, you must properly complete, sign and return a Withdrawal Letter substantially in the form hereof no later than 5:00 P.M., Atlanta time, on July 31, 2009 (or such later date and time to which we extend the Offer). You must use the same method that you used to previously tender your eligible warrants, either signing and sending a Withdrawal Letter (1) electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated above; (2) by facsimile to the number indicated above; or (3) by mail to the address provided above. This Withdrawal Letter will be effective only if it is properly signed, completed and received by us before the expiration of the Offer. Capitalized terms used but not defined herein have the same meanings as in the Offer to Exchange Warrants for Shares of Common Stock or For Repricing, referred to as the “Offer to Exchange.”

*  *  *  *  *

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To i2 Telecom International, Inc.:

By completing and delivering this Withdrawal Letter, I hereby withdraw my tender to i2 Telecom International, Inc. (“i2 Telecom”) of my eligible warrants to purchase shares of Common Stock of i2 Telecom or for repricing of the exercise price.

By execution hereof, I acknowledge and agree that:

•

I previously received a copy of the Offer to Exchange Warrants for Shares of Common Stock or For Repricing, dated July 1, 2009 (the “Offer to Exchange”), and the Letter of Transmittal referred to therein (which together constitute the “Offer”). I completed and returned the Letter of Transmittal, in which I tendered my eligible warrants to you in exchange for unregistered, restricted shares or for repricing of the exercise price. I now wish to withdraw my tendered eligible warrants as indicated on the signature page to this Withdrawal Letter. I understand that by signing and delivering this Withdrawal Letter to you, I am revoking my election with respect to your offer to exchange eligible warrants for restricted shares or for repricing of the exercise price.

•

I understand that by withdrawing my previously tendered eligible warrants, I must reject the Offer with respect to all of my tendered eligible warrants. I understand that in order to withdraw previously tendered warrants with respect to the Offer, I must properly complete, sign and deliver this Withdrawal Letter so that it is received by you before 5:00 P.M., Atlanta time, on July 31, 2009 (or such later date and time to which i2 Telecom extends the Offer), and that the method I use to withdraw my previously tendered eligible warrants must be the same method I used previously to tender my eligible warrants.

•	This Withdrawal Letter supersedes and replaces any Letter of Transmittal that I have previously delivered.

•

Neither i2 Telecom nor any other person is obligated to give notice of any defects or irregularities in this Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. i2 Telecom will determine all questions as to the form and validity, include time of receipt, of Withdrawal Letters. i2 Telecom’s determination of these matters will be final and binding on all parties.

•

If I wish to re-tender eligible warrants, I acknowledge that this Withdrawal Letter may only be rescinded by properly completing and delivering a new Letter of Transmittal prior to the expiration of the Offer.

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i2 TELECOM INTERNATIONAL, INC. WITHDRAWAL LETTER

SIGNATURE PAGE

By delivery and execution hereof, I agree to all the terms and conditions set forth in the Withdrawal Letter and the Offer. Please sign and date in the spaces provided below. It is important that you provide us your e-mail address in the space provided below.

I hereby withdraw my tender of all of my eligible warrants.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized

Signatory — must be same as Letter of Transmittal)

Date: _________________ , 2009

Print Name:

Division/Title:

Home Address:

Home Telephone No. (with area code):

Work Telephone No. (with area code):

E-mail Address:

Capacity (if applicable; must be same as Letter of Transmittal):